UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 11, 2018

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of Principal Executive Offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 11, 2018, New Jersey Natural Gas Company (“NJNG”), a wholly-owned subsidiary of New Jersey Resources Corporation (“NJR”), and certain institutional investors in the private placement market (“Purchasers”) entered into a Note Purchase Agreement (“Note Purchase Agreement”), under which NJNG sold to the Purchasers on May 11, 2018 $125 million of NJNG’s 4.01% Senior Notes, Series 2018A, due May 11, 2048 (“Notes”). The Notes are secured by an equal principal amount of NJNG’s First Mortgage Bonds issued under the Amended and Restated Indenture of Mortgage, Deed of Trust and Security dated September 1, 2014 between NJNG and U.S. Bank National Association, in its capacity as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of April 1, 2015, the Second Supplemental Indenture dated as of June 1, 2016 and further amended and supplemented by the Third Supplemental Indenture dated as of May 1, 2018. Accordingly the Notes are secured ratably with NJNG’s First Mortgage Bonds in the collateral pledged to secure such bonds. The proceeds of the Notes will be used for general corporate purposes, including, but not limited to, refinancing or retiring short-term debt and funding capital expenditures.

Interest will accrue on the Notes at 4.01% per annum and will be payable on May 11 and November 11 of each year, beginning on November 11, 2018 and on the respective maturity date of May 11, 2048. NJNG may prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the aggregate principal amount so prepaid together with interest accrued thereon to the date of such prepayment and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Notes are also subject to required prepayments upon the occurrence of certain events. The Notes have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or under the securities laws of any jurisdiction. The Notes are subject to certain restrictions on transfer and may only be sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

The Note Purchase Agreement contains customary representations and warranties of the Company and the Purchasers and also contains customary events of default and certain covenants which will limit NJNG’s ability beyond agreed upon thresholds, to, among other things: (i) incur liens; (ii) make dispositions of assets; (iii) enter into transactions with affiliates; and (iv) merge, consolidate, transfer, sell or lease all or substantially all of NJNG’s assets. These covenants are subject to a number of important exceptions and qualifications set forth in the Note Purchase Agreement.

NJR is not obligated directly or contingently with respect to the Notes or the First Mortgage Bonds.

The above description of the Note Purchase Agreement is qualified in its entirety by reference to the entire Note Purchase Agreement attached hereto as Exhibit 4.1 and incorporated by reference. The description of the Third Supplemental Indenture is qualified in its entirety by reference to the entire Third Supplemental Indenture attached hereto as Exhibit 4.2 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit
4.1	$125,000,000 Note Purchase Agreement, dated as of May 11, 2018, by and among New Jersey Natural Gas Company and the Purchasers party thereto
4.2	Third Supplemental Indenture, dated as of May 1, 2018, by and between New Jersey Natural Gas Company and U.S. Bank National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: May 11, 2018	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	$125,000,000 Note Purchase Agreement, dated as of May 11, 2018, by and among New Jersey Natural Gas Company and the Purchasers party thereto
4.2	Third Supplemental Indenture, dated as of May 1, 2018, by and between New Jersey Natural Gas Company and U.S. Bank National Association